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                                                                  EXHIBIT 10.001




                                                                  EXECUTION COPY









                          PLEDGE AND SECURITY AGREEMENT




                                     BETWEEN



                  THE BANK OF NOVA SCOTIA, AS COLLATERAL AGENT

                                       AND

                              SYMANTEC CORPORATION



                                 MARCH 30, 2001







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                          PLEDGE AND SECURITY AGREEMENT


        This PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") is made as of March 30, 2001 (the "EFFECTIVE DATE"), by SYMANTEC CORPORATION, a Delaware corporation (the "PLEDGOR") and THE BANK OF NOVA SCOTIA, acting in its capacity as collateral agent (in such capacity, "COLLATERAL AGENT") for itself and the Participants (as defined herein).


                                    RECITALS

        WHEREAS, pursuant to that Participation Agreement dated as of the date hereof (as amended from time to time, the "PARTICIPATION AGREEMENT"), among Pledgor, as Lessee, The Symantec 2001 Trust, as Lessor, The Bank of Nova Scotia, as Agent for the Lenders, the Lenders, the Holders and the Trust Companies, Pledgor has agreed, pursuant to Section 4.4 of the Participation Agreement, to deliver Pledged Collateral (as defined herein) to secure the obligations of Lessee and Construction Agent under certain lease facilities; and

        WHEREAS, Pledgor has agreed to (i) pledge, assign and grant to Collateral Agent for its benefit and the benefit of the Participants a security interest in the Securities Account, Investment Property, Securities Entitlements, Pledged CDs, Deposit Accounts, and related collateral; (ii) execute and deliver this Agreement, and (iii) deliver possession of the Pledged Collateral to Collateral Agent for the benefit of the Participants in order to secure the payment and performance by Pledgor of all the Obligations.

        NOW, THEREFORE, in consideration of the mutual promises herein contained and in order to induce the Participants to enter into the Participation Agreement, Pledgor hereby agrees with Collateral Agent, for the benefit of Collateral Agent and for the ratable benefit of the Participants, as follows:


                                    AGREEMENT

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

        1.1 CAPITALIZED TERMS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in Annex A to the Participation Agreement, and the rules of interpretation set forth therein shall apply to this Agreement. Unless otherwise defined herein or in Annex A to the Participation Agreement, terms used in this Agreement for which meanings are provided in the Uniform Commercial Code as in effect in the State of New York have such meanings as provided therein.

        1.2 DEFINITIONS. When used in this Agreement, the following terms shall have the following respective meanings:

            1.2.1 "ACCOUNT OFFICE" shall mean, with respect to any Deposit Account maintained by any Deposit Taker, the office of such Deposit Taker in New York or such other




                                       1.
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state at which such Deposit Account is maintained as specified in the applicable
Deposit Taker's Acknowledgment and Agreement.

            1.2.2 "CASH COLLATERAL" shall mean the collective reference to (i) all money of Pledgor which Pledgor has delivered to Collateral Agent for deposit with a Deposit Taker pursuant to this Agreement, and (ii) any additional money delivered to Collateral Agent as Pledged Collateral.

            1.2.3 "COLLATERAL AGENT" shall have the meaning given to that term in the introductory paragraph.

            1.2.4 "CONTROL" shall have the meaning given to that term in Sections 9-115 and 8-106 of the UCC.

            1.2.5 "CONTROL AGREEMENT" shall mean an agreement in the form of ATTACHMENT 6 hereto duly executed and delivered by Collateral Agent, Pledgor and Depositary Bank, as amended, supplemented or otherwise modified from time to time with the consent of the Agent.

            1.2.6 "DELIVERY OF CASH COLLATERAL" shall have the meaning given to that term in Section 4.1.

            1.2.7 "DEPOSIT ACCOUNT" shall mean any deposit account maintained by a Deposit Taker into which Cash Collateral may be deposited at any time, and "DEPOSIT ACCOUNTS" shall mean all such deposit accounts.

            1.2.8 "DEPOSIT DATE" shall have the meaning given to that term in
Section 3.1(a).

            1.2.9 "DEPOSIT TAKER" for Scotiabanc and each Lender and each other Holder shall mean Collateral Agent; provided, that each Participant, for itself only, may from time to time designate another Deposit Taker as provided in Sections 5.3 and 5.4.

            1.2.10 "DEPOSIT TAKER'S ACKNOWLEDGMENT AND AGREEMENT" shall have the meaning given to that term in Subsection 5.1.2.

            1.2.11 "DEPOSITARY BANK" shall mean State Street Bank and Trust Company or such other financial institution reasonably acceptable to Collateral Agent and Pledgor.

            1.2.12 "DISQUALIFIED DEPOSIT TAKER" shall mean any Deposit Taker with whom Collateral Agent may decline to deposit Pledged Collateral pursuant to
Section 5.1.

            1.2.13 "FINANCIAL ASSETS" shall mean all financial assets (as defined in Section 8-102(a)(9) of the UCC) of Pledgor held or maintained from time to time by Depositary Bank pursuant to the Control Agreement and this Agreement.

            1.2.14 "INTEREST DETERMINATION DATE" shall mean the date of delivery of the Pledged Collateral and the date of the commencement of each Interest Period.




                                       2.
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            1.2.15 "INTEREST PERIOD" shall mean the period commencing initially on the date of delivery of the Pledged Collateral and thereafter on the date immediately following the end of any such initial period or subsequent period, and ending 30, 60, 90, 180, 270 or 360 days thereafter; provided that any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

            1.2.16 "INVESTMENT PROPERTY" shall mean all investment property (as defined in Section 9-115 of the UCC) of Pledgor held or maintained from time to time by Depositary Bank pursuant to the Control Agreement and this Agreement.

            1.2.17 "LIBOR RATE" shall mean for any Interest Determination Date with respect to the Pledged CD Rate, the rate per annum obtained by dividing (a) the rate per annum equal to the mid-morning average of the London Interbank Offered Rate published by the British Banker's Association (rounded upwards, if necessary, to the next higher 1/100th of 1%) on the day which is two (2) Business Days prior to such Interest Determination Date, in the approximate amount of the Pledged Collateral delivered on such Interest Determination Date and having a maturity approximately equal to the Interest Period by (b) 1.00 minus a percentage (expressed as a decimal) equal to the then current maximum Eurocurrency Reserve Requirements. The LIBOR Rate shall be rounded to the next highest multiple of 1/100 of 1% if the rate is not such a multiple.

            1.2.18 "LOSSES" shall have the meaning given to that term in Section 5.8.

            1.2.19 "MAJORITY" shall mean, at any time, the Participants of which aggregate at least 51% of the Commitment Percentages of all Participants.

            1.2.20 "NOTICE OF SECURITY INTEREST" shall have the meaning given to that term in Subsection 5.1.1.

            1.2.21 "OBLIGATIONS" shall mean and include all liabilities and obligations owed by the Pledgor under any of the Operative Agreements of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including, without limitation, the obligation of the Pledgor to pay Rent, to pay the Maximum Residual Guarantee Amount or Construction Period Maximum Recourse Amount, as applicable, indemnity amounts, the Permitted Lease Investment Balance, the Purchase Option Price and/or Lease Balance, and to pay all interest, costs, fees, charges, expenses, and attorneys' fees chargeable to the Pledgor or payable by the Pledgor under the Operative Agreements or payable from proceeds of the sale or disposition of a Property or Properties.

            1.2.22 "OTHER LIABLE PARTY" shall mean any Person, other than Pledgor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Collateral Agent or any Participant a pledge of or security interest in any of the Pledged Collateral.

            1.2.23 "PARTICIPATION AGREEMENT" shall have the meaning given to such term in Recitals.




                                       3.
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            1.2.24 "PLEDGED COLLATERAL" shall have the meaning given to that term in Section 2.l hereof.

            1.2.25 "PLEDGED CDS" shall mean any and all certificates of deposit issued to Pledgor by a Deposit Taker as required by Section 4.5.

            1.2.26 "PLEDGED CD RATE" shall mean for any Interest Determination Date, the Collateral Agent's prevailing commercial rate in effect on such day; provided that in no event shall the Pledged CD Rate be greater than the LIBOR Rate in effect on such day minus 12.5 basis points.

            1.2.27 "QUALIFIED SECURITIES" shall mean direct obligations of the United States of America or obligations backed by the full faith and credit of the United States of America and having maturities of two years or less from the Deposit Date, credited to the Securities Account by Depositary Bank.

            1.2.28 "SCOTIABANC" shall mean Scotiabanc Inc., a Delaware corporation.

            1.2.29 "SECURITIES ACCOUNT" shall mean the securities account (as defined in Section 8-501 of the UCC) established and maintained from time to time by Pledgor with Depositary Bank pursuant to this Agreement and the Control Agreement.

            1.2.30 "SECURITY ENTITLEMENT" shall mean any security entitlement (as defined in Section 8102 of the UCC) of Pledgor to Qualified Securities or other Investment Property credited from time to time to the Securities Account.

            1.2.31 "SUPPLEMENT" shall mean a supplement to this Agreement in the form of ATTACHMENT 2.

            1.2.32 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time, and the Uniform Commercial Code as in effect in any other jurisdiction which governs the perfection or non-perfection of the pledge of and security interest in the Pledged Collateral created by this Agreement.

            1.2.33 "VALUE" shall mean with respect to any Pledged Collateral on any date, a dollar value determined as follows (without duplication):

                   (a) cash shall be valued at its face amount on such date;

                   (b) a Deposit Account shall be valued at the principal balance thereof on such date;

                   (c) a Pledged CD shall be valued at the face amount thereof; and

                   (d) the aggregate value of Qualified Securities shall be calculated from the prices therefor at such time as shown on the Dow Jones Telerate service.




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        1.3 ATTACHMENTS. All attachments to this Agreement are a part hereof for all purposes.

        1.4 AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all valid renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document; provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

        1.5 REFERENCES AND TITLES. All references in the Participation Agreement and in the other Operative Agreements to "the Pledge Agreement" shall refer to this Agreement as amended, restated, modified or supplemented from time to time. All references in this Agreement to Attachments, Articles, Sections, Subsections and other subdivisions refer to the Attachments, Articles, Sections, Subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Article," "this Section" and "this Subsection" and similar phrases refer only to the Articles, Sections or Subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation." Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.


                                   ARTICLE 2

                                SECURITY INTEREST

        2.1 PLEDGE AND GRANT OF SECURITY INTEREST. Pledgor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to Collateral Agent, for its benefit and the ratable benefit of each of the Participants, and hereby grants to Collateral Agent, for its benefit and the ratable benefit of each of the Participants, a continuing first priority security interest in and against all right, title and interest of the following, whether now or hereafter existing or acquired by Pledgor (collectively and severally, the "PLEDGED COLLATERAL"), subject, however, to the right of Pledgor to withdraw Pledged Collateral pursuant to Section 6.2:

                   (a) The Securities Account, all Investment Property and Financial Assets from time to time credited to the Securities Account, all Security Entitlements existing from time to time with respect to the Securities Account or such Financial Assets and Investment Property, all Cash Collateral, all Accounts, and all Pledged CDs issued from time to time and general intangibles arising therefrom or relating thereto (however, "general intangibles" as used in this clause shall not include any general intangibles not related to the Securities Account, Financial Assets, Investment Property, Security Entitlements, Cash Collateral, Deposit Accounts,




                                       5.
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or Pledged CDs issued from time to time, and thus will not include, without limitation, any intellectual property of Pledgor); and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and all interest or other amounts payable in connection therewith;

                   (b) All proceeds of the foregoing (including whatever is receivable or received when Pledged Collateral or proceeds are invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Pledged Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Pledged Collateral); and

                   (c) All renewals, replacements and substitutions of items of Pledged Collateral.

The pledge, assignment and grant of a security interest made by Pledgor hereunder is for security of the Obligations only; the parties to this Agreement do not intend that Pledgor's delivery of the Pledged Collateral to Collateral Agent as herein provided will constitute an advance payment of any Obligations or liquidated damages, nor do the parties intend that the Pledged Collateral increase the dollar amount of the Obligations.

        2.2 SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all Obligations, in full, in cash.

        2.3 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full, in cash of all Obligations, (b) be binding upon Pledgor, its successors, transferees and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent for the benefit of each Participant. Without limiting the generality of the foregoing clause (c), any Participant may assign or otherwise transfer (in whole or in part) its Commitment Percentage to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Participant under any Operative Agreement, (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of the Operative Agreements. Upon (i) the sale, transfer or other disposition of Pledged Collateral in accordance with any Operative Agreement or the substitution of any Pledged Collateral, including the substitution pursuant to
Section 4, or (ii) the payment of the Obligations in full, in cash, the security interests granted herein shall automatically terminate with respect to (A) such Pledged Collateral (in the case of clause (i)) or (B) all Pledged Collateral (in the case of clause (ii)). Upon any such sale, transfer, disposition or termination, Collateral Agent or Depositary Bank, as applicable, will, at Pledgor's sole expense, deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever (except that Collateral Agent will warrant that the Pledged Collateral is free of all Lessor Liens), all applicable Pledged Collateral held by Collateral Agent hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.




                                       6.
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                   2.4 RETURN OF PLEDGED COLLATERAL AFTER THE OBLIGATIONS ARE
SATISFIED IN FULL. If any proceeds of Pledged Collateral remain after all Obligations have been paid and satisfied in full, Collateral Agent will deliver or direct the Depositary Bank and/or Deposit Takers to deliver such proceeds to Pledgor or other Persons entitled thereto by law.


                                   ARTICLE 3

  DELIVERY AND MAINTENANCE OF PLEDGED COLLATERAL DURING THE CONSTRUCTION PERIOD

        3.1 DELIVERY AND MAINTENANCE OF COLLATERAL. The parties acknowledge that no Pledged Collateral has previously been delivered to the Depositary Bank and that upon execution of this Agreement, Qualified Securities are being delivered to the Depositary Bank pursuant to the Participation Agreement, this Article 3 and the Control Agreement. The Pledged Collateral shall be delivered only to, and the Pledged Collateral may be maintained only by, the Depositary Bank subject to the following terms and conditions:

                   (a) Prior to 12:00 noon, New York City time, on (x) the Business Day prior to each Funding Date requested or deemed requested pursuant to Sections 1.6 and 4.2 of the Participation Agreement or Section 2.3 of the Credit Agreement and (y) any day during the Construction Period, for so long as any Obligations remain outstanding (or if such date is not a Business Day, the next succeeding Business Day) ("DEPOSIT DATE") where the Value of Qualified Securities in the Securities Account as of such day is less than 102% of the aggregate outstanding Advances, unless such event is covered by a Loss described in Section 5.8, Pledgor shall be obligated to deliver additional Qualified Securities as Pledged Collateral to the Depositary Bank (i) in the case of a Funding Date, in an amount having a Value equal to 102% of the Advance so requested (or deemed requested) on such Funding Date plus an amount, if any, required to maintain the Value of all Qualified Securities in the Securities Account at a level equal to 102% of the aggregate outstanding Advances and (ii) in the case of a Deposit Date which is not a Funding Date, in an amount, if any, required to maintain the Value of Qualified Securities in the Securities Account at a level equal to 102% of the aggregate outstanding Advances. For purposes of compliance with this Section 3.1(a), (A) Depositary Bank shall be able to determine the Value of Qualified Securities in the Securities Account daily and provide fax confirmation of the same upon request by Collateral Agent, and (B) Pledgor shall submit to Collateral Agent a certificate containing its determination of such Value as of the last day of each month in the form of ATTACHMENT 7 within five (5) days following the end of each month. Pledgor covenants to maintain the Value of Qualified Securities in the Securities Account at a level equal to 102% of the aggregate outstanding Advances, and in addition to the deliveries required to be made on Funding Dates and Deposit Dates, upon receipt of notice from Collateral Agent that the Value of the Qualified Securities in the Securities Account is less than 102% of the aggregate outstanding Advances or if Collateral Agent disagrees with any determination regarding the Value of the Qualified Securities, Lessee shall be obligated to deliver to Depositary Bank Qualified Securities as Pledged Collateral in an amount required to maintain the Value of all Qualified Securities in the Securities Account at a level equal to 102% of the aggregate outstanding Advances as determined by Collateral Agent.




                                       7.
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                   (b) Upon Collateral Agent's receipt of a Requisition in
accordance with Section 4.2 of the Participation Agreement, Collateral Agent shall notify Depositary Bank in writing via facsimile of the proposed Funding Date. Pledgor shall deliver to Collateral Agent and Depositary Bank, at least two (2) Business Days prior to Pledgor's delivery of any Qualified Securities (other than the delivery to occur on the initial Funding Date and a delivery pursuant to the last sentence of Section 3.1(a), where such notice may be given contemporaneously), a written notice of its intention to deliver such Qualified Securities in the form of ATTACHMENT 5 hereto (a "NOTICE OF DEPOSIT") setting forth, among other things, (i) the total amount and Value of such Qualified Securities as required by Section 3.1(a) hereof and a complete description thereof, (ii) the proposed date of delivery (which shall be the Business Day prior to each Funding Date for the related Advance by Pledgor pursuant to
Section 4.2 of the Participation Agreement, a Deposit Date or a date required under a notice given pursuant to the last sentence of Section 3.1(a)) and (iii) the name of the party from which such securities are to be received. On the Funding Date, Depositary Bank shall provide fax confirmation to Collateral Agent no later than 1:00 p.m., New York City time, of the Value of Qualified Securities in the Securities Account on the Funding Date, as follows: The Bank of Nova Scotia, Atlanta Agency, fax (404) 888-8998, Reference: Symantec Corporation, Attention: Robert Ivy, phone (404) 877-1595.

                   (c) At or prior to the time Depositary Bank first receives any Qualified Securities, Collateral Agent, Pledgor and Depositary Bank shall have executed a Control Agreement with respect thereto.

                   (d) Lessee and Collateral Agent agree that (i) the possession by Depositary Bank of any money, instruments, chattel paper or other property constituting Collateral or evidencing Collateral or the execution of a Control Agreement shall be deemed to be possession or Control by Collateral Agent or a person designated by Collateral Agent for the benefit of the Participants, for purposes of perfecting the security interest granted to Collateral Agent hereunder pursuant to Sections 8-106, 9-115 or 9-305 of the UCC, as the case may be, (ii) all Securities Accounts established with Depositary Bank pursuant to this Agreement shall be "Security Accounts" within the meaning of Section 8-501 of the UCC and (iii) all Collateral from time to time on deposit in any such Securities Account shall be deemed to be a "Financial Asset" within the meaning of Section 8-102(a)(9) of the UCC.


                                   ARTICLE 4

       DELIVERY AND MAINTENANCE OF PLEDGED COLLATERAL FOLLOWING THE FINAL
                    POST-CONSTRUCTION TERM COMMENCEMENT DATE

        4.1 DELIVERY OF FUNDS BY PLEDGOR. Prior to 12:00 noon, New York City time, on the Final Post-Construction Term Commencement Date, the Pledgor shall be obligated to deliver to the Collateral Agent immediately available funds in substitution for the Pledged Collateral held by the Depositary Banks at that time in U.S. Dollars to be held in the Deposit Accounts and evidenced by Pledged CDs in an amount, if any, required to establish or maintain the Value of the Pledged Collateral at a level equal to 100% of the aggregate outstanding Advances less the amount of any Losses described in Section 5.8. The delivery of the Cash Collateral referred to in this Section 4.1 is referred to in this Agreement as the "DELIVERY OF CASH COLLATERAL."




                                       8.
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        4.2 COVENANTS REGARDING PLEDGED COLLATERAL. Pledgor covenants to maintain the Value of the Pledged Collateral at a level equal to 100% of the aggregate outstanding Advances, and in addition to the deliveries required to be made on the Final Post-Construction Term Commencement Date, upon receipt of notice from Collateral Agent that the Value of the Pledged Collateral is less than 100% of the aggregate outstanding Advances less the amount of any Losses described in Section 5.8, the Pledgor shall be obligated to deliver additional Pledged Collateral in an amount required to maintain the Value of the Pledged Collateral at a level equal to 100% of the aggregate outstanding Advances less the amount of any Losses described in Section 5.8. Notice of each such Delivery of Cash Collateral shall be provided to Collateral Agent not less than two (2) Business Days prior to such delivery in the form of ATTACHMENT 1 hereto (the "NOTICE OF DELIVERY OF CASH COLLATERAL"). Upon receipt of any Cash Collateral from Pledgor, Collateral Agent shall immediately deposit the same with the Deposit Takers in accordance with the requirements of Sections 4.3 and 4.4 below.

        4.3 INTENTIONALLY OMITTED.

        4.4 ALLOCATION OF CASH COLLATERAL AMONG DEPOSIT TAKERS. Cash Collateral received by Collateral Agent from Pledgor will be allocated for deposit among the Deposit Takers according to the Commitment Percentage(s) of the Participant(s) which has/have designated such Deposit Taker.

        4.5 ISSUANCE AND REDEMPTION OF CERTIFICATES OF DEPOSIT; INTEREST.

                   (a) Upon the receipt of funds as Cash Collateral from Collateral Agent, each Deposit Taker shall issue, and Pledgor shall purchase, a Pledged CD in an amount equal to the Value of the Cash Collateral. Such Deposit Taker will hold such Pledged CD for the benefit of the Participant(s) for which it has been designated a Deposit Taker and each other Participant. So long as no Event of Default has occurred and is continuing, upon the written request of Pledgor to a Deposit Taker, such Deposit Taker shall remit to Pledgor any accrued interest on each respective Pledged CD. Each Deposit Taker shall promptly notify Collateral Agent of the issuance of a Pledged CD in a notice including the date of such issuance and the amount, the rate and the term of the Pledged CD. Upon depositing any additional funds as Cash Collateral into a Deposit Account that contained funds that had been used to purchase a Pledged CD, the Deposit Taker receiving the deposit will cancel the outstanding Pledged CD, and in exchange such Deposit Taker will issue, and Pledgor shall purchase, a new Pledged CD, in an amount equal to the Value of the cancelled Pledged CD plus the Value of the additional Cash Collateral deposited in the Deposit Account. A Deposit Taker that has issued a Pledged CD may require the surrender of the Pledged CD as a condition to a withdrawal from the Account, including any withdrawal required or permitted by this Agreement. Upon surrender of a Pledged CD in connection with a withdrawal of less than all of the funds in the Deposit Account, the applicable Deposit Taker will concurrently issue, and Pledgor shall purchase, a new Pledged CD in an amount equal to the aggregate Value of the funds deposited as Cash Collateral in the Account following the withdrawal. Each Deposit Taker shall hold all Pledged CDs for the benefit of itself and the other Participants, subject to the pledge and security interest created hereby.




                                       9.
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                   (b) So long as no Event of Default has occurred and is
continuing, each Pledged CD shall bear interest at the Pledged CD Rate and such Pledged CD Rate shall be maintained by the respective Deposit Taker on each Pledged CD. Pledgor shall specify the initial Interest Period applicable to the Pledged CD's in connection with the Notice of Delivery of Cash Collateral. Thereafter, Pledgor shall notify Collateral Agent not less than two (2) Business Days prior to the end of each Interest Period of the duration of the subsequent Interest Period with respect to the Pledged CD's.

        4.6 STATUS OF THE ACCOUNTS UNDER THE RESERVE REQUIREMENT REGULATIONS. Deposit Takers shall be permitted to structure Deposit Accounts as nonpersonal time deposits under 12 C.F.R., Part II, Chapter 204 (commonly known as Regulation D). Accordingly, each Deposit Taker may require at least seven (7) days' advance notice of any withdrawal or transfer of funds from Accounts it maintains and may limit the number of withdrawals or transfers from such Deposit Accounts to no more than six (6) in any calendar month, notwithstanding anything to the contrary herein or in any deposit agreement that Pledgor and any Deposit Taker may enter into with respect to any Deposit Account. As necessary to satisfy the seven (7) days notice requirement with respect to withdrawals by Collateral Agent when required by Pledgor pursuant to the provisions below, Collateral Agent shall notify Deposit Takers promptly after receipt of any notice from Pledgor described in Section 5.3.

        4.7 ACKNOWLEDGMENT BY PLEDGOR THAT REQUIREMENTS OF THIS AGREEMENT ARE COMMERCIALLY REASONABLE. Pledgor acknowledges and agrees that the requirements set forth herein concerning receipt, deposit, withdrawal, allocation, application and distribution of Cash Collateral by Collateral Agent, including the requirements and time periods set forth in Article 6, are commercially reasonable.


                                   ARTICLE 5

                      PROVISIONS CONCERNING DEPOSIT TAKERS

        5.1 QUALIFICATION OF DEPOSIT TAKERS GENERALLY. Collateral Agent may decline to deposit or maintain Pledged Collateral hereunder with any Person designated as a Deposit Taker, if such Person has failed to satisfy or no longer satisfies the following requirements:

            5.1.1 Such Person must have received from Collateral Agent and Pledgor a completed, executed Notice of Security Interest in the form of ATTACHMENT 3 (a "NOTICE OF SECURITY INTEREST").

            5.1.2 Such Person must have executed the Acknowledgment and Agreement of Deposit Taker at the end of such Notice of Security Interest (the "DEPOSIT TAKER'S ACKNOWLEDGMENT AND AGREEMENT") and returned the same to Collateral Agent. Further, such Person must have complied with the Deposit Taker's Acknowledgment and Agreement, and the representations set forth therein with respect to such Person must continue to be true and correct.

            5.1.3 Such Person must be a commercial bank, organized under the laws of the United States of America or a state thereof or under the laws of another country which is doing business in the United States of America; must be authorized to maintain deposit accounts for




                                      10.

others through Account Offices in Oregon, New York or such other states as specified in the Deposit Taker's Acknowledgment and Agreement; and must be Collateral Agent or a Participant.

            5.1.4 Such Person must have complied with the provisions in this Agreement applicable to Deposit Takers, including the provisions of Section 4.5 concerning the issuance and redemption of certificates of deposit and maintenance of the Pledged CD Rate.

            5.1.5 Such Person must maintain Deposit Accounts and Pledged CDs in the United States of America.

            5.2 COLLATERAL AGENT AS DEPOSIT TAKER. Collateral Agent (as Deposit Taker for itself and for Scotiabanc) shall execute a Deposit Taker's Acknowledgment and Agreement dated not later than the Final Post-Construction Term Commencement Date, in substantially the form contemplated in Subsection 5.1.2.

        5.3 MANDATORY SUBSTITUTION FOR DISQUALIFIED DEPOSIT TAKERS. If any Deposit Taker shall cease to satisfy the requirements set forth in Section 5.1, the party for whom such Disqualified Deposit Taker has been designated as Deposit Taker shall promptly (a) provide notice thereof to Collateral Agent and Pledgor, and (b) designate a substitute Deposit Taker which new Deposit Taker shall be a Participant or Collateral Agent and cause the substitute to satisfy the requirements set forth in Section 5.1. Pending the designation of the substitute and the satisfaction by it of the requirements set forth in Section 5.1, Collateral Agent may withdraw Pledged Collateral held by the Disqualified Deposit Taker and deposit such Pledged Collateral with other Deposit Takers, subject to Section 6.1 below.

        5.4 VOLUNTARY SUBSTITUTION OF DEPOSIT TAKERS. With the written approval of Collateral Agent, which approval will not be unreasonably withheld, each Participant may at any time designate for itself a new Deposit Taker (in replacement of any prior Deposit Taker acting for it hereunder) which new Deposit Taker shall be a Participant or Collateral Agent; provided, the Person so designated has satisfied the requirements set forth in Section 5.1.

        5.5 DELIVERY OF NOTICE OF SECURITY INTEREST BY PLEDGOR AND COLLATERAL AGENT. To the extent required for the designation of a new Deposit Taker by any Participant pursuant to Section 5.3, or to permit the substitution or replacement of a Deposit Taker for any Participant as provided in Sections 5.3 and 5.4, Pledgor and Collateral Agent shall promptly execute and deliver a properly completed Notice of Security Interest to the new Deposit Taker.

        5.6 CONSTRUCTIVE POSSESSION OF PLEDGED COLLATERAL. The possession by a Deposit Taker of any deposit accounts, money, instruments, chattel paper or other property constituting Pledged Collateral or evidencing Pledged Collateral shall be deemed to be possession by the Participant which has so designated such Deposit Taker, for purposes of perfecting the security interest granted to Collateral Agent hereunder pursuant to the UCC; and notifications to a Deposit Taker by other Persons holding any such property, and acknowledgments, receipts or confirmations from any such Persons delivered to a Deposit Taker, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or




                                      11.

agents (as applicable) of such Deposit Taker for the benefit of Collateral Agent and each Participant for the purposes of perfecting such security interests under the UCC.

        5.7 ATTEMPTED SETOFF BY DEPOSIT TAKERS. By delivery of a Deposit Taker's Acknowledgment and Agreement, each Deposit Taker agrees not to setoff or attempt a setoff of, without in each case first obtaining the prior written authorization of Collateral Agent, Obligations owed to it against any Pledged Collateral held by it from time to time. Further, by delivery of a Deposit Taker's Acknowledgment and Agreement, each Deposit Taker agrees not to setoff or attempt a setoff of, without in each case first obtaining the prior written authorization of both Pledgor and Collateral Agent, obligations owed to it other than Obligations against any Pledged Collateral held by it from time to time. Any Deposit Taker for any Participant shall not be permitted by the applicable Participant, as the case may be, to violate such agreements. However, Pledgor acknowledges and agrees (without limiting its right to recover damages from a Deposit Taker that violates such agreements) that Collateral Agent shall not be responsible for, or be deemed to have taken any action against Pledgor because of, any Deposit Taker's violation of such agreements; and none of the Participants shall be responsible for, or be deemed to have taken any action against Pledgor because of, any violation of such agreements by a Deposit Taker for another party.

        5.8 LOSSES RESULTING FROM FAILURE OF DEPOSIT TAKER TO COMPLY WITH THIS AGREEMENT. Any Participant, the Deposit Taker for whom (a) has become insolvent, has had a receiver appointed or is unable to return the Cash Collateral to the Collateral Agent or the Pledgor pursuant to the terms of this Agreement or to pay interest on a Deposit Account for any reason whatsoever or (b) has failed to comply with (i) the requirements of this Agreement, including, without limitation, the failure to make all filings and to take all other actions necessary or advisable under applicable law to establish and perfect the security interest of Collateral Agent in the Pledged Collateral deposited with such Deposit Taker, (ii) any Notices of Security Interest, or (iii) any Deposit Taker's Acknowledgments and Agreements (the "RESPONSIBLE PARTICIPANT"), must reimburse, defend, indemnify and hold harmless Collateral Agent, the other Participants and Pledgor for, from and against any and all claims, actions, obligations, liabilities, losses and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees and expenses, and damages (the "LOSSES") resulting from such failure. Without limiting the foregoing, if the failure of a Deposit Taker for a Responsible Participant to comply strictly with the terms of this Agreement (including, without limitation, the provisions of Section 4.5 concerning the issuance and redemption of the Pledged CDs and the requirement to pay interest on the Pledged
CDs) causes, in whole or in part, the security interest of Collateral Agent in the Pledged Collateral held by such Deposit Taker to be unperfected or causes any other Loss, then any and all Losses suffered as a result of such nonperfection or other Loss shall be borne solely by the Responsible Participant and shall not be shared by Collateral Agent or the other Participants, provided only that no Participant shall be obligated under this section to indemnify Collateral Agent for that portion, if any, of any loss which is proximately caused by Collateral Agent's own individual gross negligence or willful misconduct, as determined in a final judgment rendered against Collateral Agent. In satisfaction of the indemnification obligations provided by this Section 5.8 and Section 11.4, Collateral Agent may setoff or apply such Responsible Participant's Commitment Percentage of the proceeds of the Pledged Collateral against the payment of such indemnification obligations and shall reduce the obligations of Pledgor to such Responsible Participant by the amount of such share of the




                                      12.

proceeds. After the occurrence of a setoff made pursuant to this Section 5.8, Collateral Agent shall distribute the remaining proceeds of the Pledged Collateral to itself and the other Participants (other than the indemnifying Responsible Party) in accordance with each parties' respective Commitment Percentage to be held in accordance with the terms of this Agreement and, if an Event of Default has occurred and is continuing, in accordance with the terms and provisions of Section 9.1. Collateral Agent and the other Participants agree that any setoff made pursuant to this Section 5.8 against the Responsible Participant's portion of the proceeds of the Pledged Collateral shall be counted as a distribution of such proceeds to such Responsible Participant.

        Any proceeds of Pledged Collateral which are uncollectible by Collateral Agent due to the failure of the Responsible Participant's Deposit Taker to comply strictly with the terms of this Agreement shall be deemed proceeds of the Pledged Collateral for purposes of the set off provided for in this Section 5.8.


                                   ARTICLE 6

                   WITHDRAWAL OR OFFSET OF PLEDGED COLLATERAL

Pledgor may not withdraw, and Collateral Agent may not offset, Cash Collateral or Financial Assets, Investment Property or Security Entitlements, except as follows:

        6.1 WITHDRAWAL OF CASH COLLATERAL FROM DEPOSIT ACCOUNTS MAINTAINED BY DISQUALIFIED DEPOSIT TAKERS. Pledgor may from time to time require Collateral Agent to withdraw any or all Cash Collateral from any Deposit Account maintained by a Disqualified Deposit Taker and deposit it, still subject to the pledge and grant of security interest hereunder, with other Deposit Takers who are not Disqualified Deposit Takers (in accordance with the requirements of Sections 5.3 and 5.4); provided, that by a notice in the form of ATTACHMENT 4, Pledgor must have notified Collateral Agent and each of the Participants of the required withdrawal at least ten (10) days prior to the date upon which it is to occur.

        6.2 WITHDRAWAL OF PLEDGED COLLATERAL FROM DEPOSITARY BANK. Pledgor, by written request to Depositary Bank, may withdraw Qualified Securities and interest earnings thereon from the Depositary Bank not more frequently than once per month so long as the remaining Qualified Securities included in the Pledged Collateral have a Value as determined by Collateral Agent in excess of 102% of the aggregate outstanding Advances less the amount of any Losses described in
Section 5.8, provided that prior to any such withdrawal, the Depositary Bank shall obtain written confirmation from the Collateral Agent as to the aggregate outstanding Advances and the Collateral Value. Qualified Securities and interest withdrawn pursuant to this Section 6.2 shall cease to be Pledged Collateral.

        6.3 OFFSET OF PLEDGED COLLATERAL. Pledgor agrees that Collateral Agent shall withdraw, offset against or otherwise cause to be transferred into its own name Pledged Collateral for the benefit of the Participants in payment of that portion of the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount, Permitted Lease Investment Balance, Lease Balance, or Purchase Option Price represented by such Pledged Collateral (i) if Lessor (or Collateral Agent, as Lessor's assignee) or Pledgor, with the consent of




                                      13.

Collateral Agent, so directs, in connection with the payment of the Maximum Residual Guarantee Amount, Permitted Lease Investment Balance or Construction Period Maximum Recourse Amount pursuant to Article XVI or Section 21.1 of the Lease or Article IV or V of the Construction Agency Agreement or a purchase by Pledgor of the Property or portion thereof or any exercise of remedies pursuant to any of Sections 16.2, 17.2, 17.6, 20.1 or 20.2 of the Lease or Article IV or V of the Construction Agency Agreement or (ii) pursuant to an exercise of remedies set forth in Section 9 hereof, if Lessor (or Collateral Agent, as Lessor's assignee) so elects. Collateral Agent shall apply any such Pledged Collateral so withdrawn, offset or transferred in accordance with Section 12 of the Participation Agreement. Pledgor and Collateral Agent further agree that upon the maturity or acceleration of Pledgor's obligation to pay the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount, Permitted Lease Investment Balance, Lease Balance or Purchase Option Price, any and all amounts of Pledged Collateral that have been deposited by Pledgor pursuant to this Agreement and that have not been withdrawn by Pledgor or offset or applied by Collateral Agent (in accordance with the terms of this Agreement) as of such maturity or acceleration date, shall be applied at Collateral Agent's election by Collateral Agent and Lessor to satisfy Pledgor's obligation to pay such portion of the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount, Permitted Lease Investment Balance, Lease Balance or Purchase Option Price, as applicable, represented by such remaining Pledged Collateral.


                                   ARTICLE 7

                    REPRESENTATIONS AND COVENANTS OF PLEDGOR

        7.1 REPRESENTATIONS OF PLEDGOR. Pledgor represents to Collateral Agent and the Participants as follows:

            7.1.1 Pledgor is the legal and beneficial owner of the Pledged Collateral (or, in the case of after-acquired Pledged Collateral, at the time Pledgor acquires rights in the Pledged Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Pledged Collateral, at the time Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Pledged Collateral, except for rights created hereunder.

            7.1.2 Collateral Agent has (or in the case of after-acquired Pledged Collateral, at the time Pledgor acquires rights therein, will have) a valid, first priority, perfected pledge of and security interest in the Pledged Collateral regardless of the characterization of the Pledged Collateral as deposit accounts, instruments, securities, financial assets, investment property or general intangibles under the UCC, but assuming that the representations of each Deposit Taker in its Deposit Taker's Acknowledgment and Agreement are true.

            7.1.3 Pledgor has delivered to Collateral Agent, Depositary Bank and each Deposit Taker, as appropriate, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all documents, instruments and agreements evidencing Pledged Collateral.




                                      14.

            7.1.4 To the knowledge of Pledgor, neither the ownership or the intended use of the Pledged Collateral by Pledgor, nor the pledge of Accounts or the grant of the security interest by Pledgor to Collateral Agent herein, nor the exercise by Collateral Agent of its rights or remedies hereunder, will (a) violate any provision of (i) applicable law or statute, (ii) the certificate of incorporation, charter or bylaws of Pledgor, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor, or (b) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Pledgor except as expressly contemplated in this Agreement. Except as expressly contemplated in this Agreement, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the pledge or grant by Pledgor of the security interest contemplated herein or the exercise by Collateral Agent of its rights and remedies hereunder.

            7.1.5 With respect to the Control Agreement and the Securities Account (a) at all times the Securities Account is and shall be a securities account for which Depositary Bank is the securities intermediary, (b) at all times Financial Assets credited to the Securities Account shall constitute securities held by the Depositary Bank or Securities Entitlements in the name of Depositary Bank with other financial intermediaries or with a Federal Reserve Bank, (c) the information regarding the Qualified Securities from time to time credited to the Securities Account is and shall at all times be accurate and complete in all respects, (d) neither Pledgor, Depositary Bank nor any other Person shall have theretofore or shall thereafter execute any agreement conferring Control of any of the Pledged Collateral to any Person except the Agent as provided in this Agreement, and (e) no Person shall have notice of any other security interest, Lien or interest in the Pledged Collateral.

            7.1.6 Pledgor is incorporated under the laws of the State of Delaware.

        7.2 COVENANTS OF PLEDGOR. Pledgor hereby agrees as follows:

            7.2.1 Pledgor, at Pledgor's expense, shall promptly procure, execute and deliver to Collateral Agent all documents, instruments and agreements and perform all acts which are necessary, or which Collateral Agent or any Deposit Taker may reasonably request, to establish, maintain, preserve, protect and perfect the Pledged Collateral, the pledge thereof to Collateral Agent or the security interest granted to Collateral Agent therein and the first priority of such pledge or security interest, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the preceding sentence, Pledgor shall (a) procure, execute and deliver to Collateral Agent all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Collateral Agent or such Participant, (b) deliver to Collateral Agent promptly upon receipt all originals of Pledged Collateral consisting of instruments, documents and chattel paper, and, to the extent practicable, (c) cause the security interest of Collateral Agent in any Pledged Collateral consisting of securities to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Collateral Agent.

            7.2.2 Pledgor shall not use or consent to any use of any Pledged Collateral in violation of any provision of this Agreement or any other Operative Agreement.




                                      15.

            7.2.3 Pledgor shall pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Pledged Collateral.

            7.2.4 Without thirty (30) days' prior written notice to Collateral Agent, Pledgor shall not change Pledgor's name or place of business (or, if Pledgor has more than one place of business, its chief executive office) or jurisdiction of incorporation.

            7.2.5 Pledgor shall appear in and defend, on behalf of Collateral Agent when necessary or appropriate, any action or proceeding which may affect its title to or Collateral Agent's interest in the Pledged Collateral.

            7.2.6 Pledgor shall ensure that at all times the Control Agreement is in effect and that the Securities Account contains only Qualified Securities or cash proceeds thereof.

            7.2.7 Subject to the express rights of Pledgor under Article 6, Pledgor shall not surrender or lose possession of (other than to Collateral Agent or a Deposit Taker pursuant hereto), sell, encumber, lease, rent, option or otherwise dispose of or transfer any Pledged Collateral or right or interest therein, and Pledgor shall keep the Pledged Collateral free of all Liens.

            7.2.8 Pledgor will not take any action which would in any manner impair the value or enforceability of Collateral Agent's pledge of or security interest in any Pledged Collateral, nor will Pledgor fail to take any action which is required to prevent (and which Pledgor knows is required to prevent) an impairment of the value or enforceability of Collateral Agent's pledge of or security interest in any Pledged Collateral.

            7.2.9 Pledgor shall pay (and shall indemnify and hold harmless Collateral Agent and each Participant from and against) any and all Losses arising or incurred by Collateral Agent or any Participant in connection with or because of (a) the interest acquired by Collateral Agent and each Participant in any Pledged Collateral pursuant to this Agreement, or (b) the negotiation or administration of this Agreement, whether such Losses are incurred at the time of execution of this Agreement or at any time in the future; provided, however, that Losses under this Section 7.2.9 shall not include Losses that are included in Section 5.8. Costs and expenses included in such Losses may include, without limitation, all filing and recording fees, taxes, UCC search fees and reasonable attorneys' fees incurred by Collateral Agent with respect to the Pledged Collateral.

            7.2.10 Without limiting the foregoing, within five (5) Business Days after Pledgor becomes aware of any failure of the pledge or security interest contemplated herein in any Deposit Account or Securities Account, Financial Assets, Pledged CD or Cash Collateral to be a valid, perfected, first priority pledge or security interest (regardless of the characterization of any Account or any Pledged Collateral as deposit accounts, securities accounts, instruments or general intangibles under the UCC), Pledgor shall notify Collateral Agent and the Participants of such failure.




                                      16.

                                   ARTICLE 8

                      AUTHORIZED ACTION BY COLLATERAL AGENT

        8.1 POWER OF ATTORNEY. Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact for the purpose of authorizing Collateral Agent to perform (but Collateral Agent shall not be obligated to and shall incur no liability to Pledgor or any third party for failure to perform) any act which Pledgor is obligated by this Agreement to perform, and to exercise, consistent with the other provisions of this Agreement, such rights and powers as Pledgor might exercise with respect to the Pledged Collateral during any period in which a Default or Event of Default has occurred and is continuing, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;
(b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral; (c) insure, process, preserve and enforce the Pledged Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Pledged Collateral; (e) pay any indebtedness of Pledgor relating to the Pledged Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder. Pledgor agrees that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Pledged Collateral when in Collateral Agent's possession; provided, however, that Collateral Agent shall not be obligated to Pledgor to give any notice or take any action to preserve rights against any other Person in connection with the Obligations or with respect to the Pledged Collateral.


                                   ARTICLE 9

                              DEFAULT AND REMEDIES

        9.1 REMEDIES. In addition to all other rights and remedies granted to Collateral Agent by this Agreement, the other Operative Agreements, the UCC and other applicable laws, Collateral Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies, all of which will be in furtherance of its rights as a secured party under the UCC:

            9.1.1 collect, receive, appropriate or realize upon the Pledged Collateral or otherwise foreclose or enforce the pledge of or security interests in any or all Pledged Collateral in any manner permitted by applicable law or in this Agreement;

            9.1.2 notify Depositary Bank to pay or transfer all or any portion of the Pledged Collateral held by Depositary Bank directly to Collateral Agent; and

            9.1.3 notify any or all Deposit Takers to pay all or any portion of the Pledged Collateral held by such Deposit Taker(s) directly to Collateral Agent.




                                      17.

Collateral Agent shall distribute the proceeds of all Pledged Collateral received by Collateral Agent after the occurrence of an Event of Default to itself and the Participants for application to the Obligations pursuant to the terms of the Operative Agreements. If any proceeds of Pledged Collateral remain after all Obligations have been paid in full, Collateral Agent will deliver or direct the Depositary Bank or Deposit Takers to deliver such proceeds to Pledgor or other Persons entitled thereto. In any case where notice of any sale or disposition of any Pledged Collateral is required, Pledgor hereby agrees that five (5) days' notice of such sale or disposition is reasonable.


                                   ARTICLE 10

                                 OTHER RECOURSE

        10.1 RECOVERY NOT LIMITED. To the fullest extent permitted by applicable law, Pledgor waives any right to require that Collateral Agent proceed against any other Person, exhaust any Pledged Collateral or other security for the Obligations, have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in their power. Pledgor waives any and all notice of acceptance of this Agreement. Pledgor further waives notice of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time and any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation, reimbursement, contribution or indemnity against any Other Liable Party and Pledgor waives the right to enforce any remedy which Collateral Agent has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Collateral Agent or any Participant. Pledgor authorizes Collateral Agent, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) after any Event of Default, apply or require the application of the Pledged Collateral (in accordance with this Agreement) or such other property in any order they may determine and to direct the order or manner of sale thereof as they may determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party with respect to any or all of the Obligations or other security for the Obligations, and (d) release or substitute any Other Liable Party.


                                   ARTICLE 11

                     PROVISIONS CONCERNING COLLATERAL AGENT

        In the event of any conflict between the following and other provisions in this Agreement, the following will control:

        11.1 APPOINTMENT AND AUTHORITY. Each Participant hereby irrevocably authorizes Collateral Agent, and Collateral Agent hereby undertakes, to take all actions and to exercise such




                                      18.

powers under this Agreement as are specifically delegated to Collateral Agent by the terms hereof, together with all other powers reasonably incidental thereto. The relationship of Collateral Agent to the Participants is only that of one commercial bank acting as collateral agent for others, and nothing herein shall be construed to constitute Collateral Agent a trustee or other fiduciary for any Participant or anyone claiming through or under a participant nor to impose on Collateral Agent duties and obligations other than those expressly provided for in this Agreement. With respect to any matters not expressly provided for in this Agreement and any matters which this Agreement places within the discretion of Collateral Agent, Collateral Agent shall not be required to exercise any discretion or take any action, and it may request instructions from the Participants with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Participants in so acting or refraining from acting) upon the instructions of the Majority, including itself and Scotiabanc; provided, however, that Collateral Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to this Agreement or the other documents referenced herein or to applicable law.

        11.2 EXCULPATION, COLLATERAL AGENT'S RELIANCE, ETC. Neither Collateral Agent nor any of its directors, officers, agents, attorneys or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Collateral Agent (a) may treat the rights of any Participant under its Participation Agreement as continuing until Collateral Agent receives written notice of the assignment or transfer of those rights in accordance with such Participation Agreement, signed by such Participant and in form satisfactory to Collateral Agent; (b) may consult with legal counsel (including counsel for Pledgor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, unless the action taken or omitted constitutes misconduct; (c) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement, any Operative Agreements or the other documents referenced herein; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Operative Agreements on the part of any party thereto, or to inspect the property (including the books and records) of any party thereto; (e) shall not be responsible to any Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Agreement or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of Pledgor, Participants, Depositary Bank and Deposit Takers in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Operative Agreements by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

        11.3 PARTICIPANT'S CREDIT DECISIONS. Each Participant acknowledges that it has, independently and without reliance upon Collateral Agent or any other Participant, made its own analysis of Pledgor and the transactions contemplated hereby and its own independent decision to enter into the Operative Agreements to which it is a party. Each Participant also acknowledges that it will, independently and without reliance upon Collateral Agent or any other




                                      19.

Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Agreements.

        11.4 INDEMNITY. Each Participant agrees to indemnify Collateral Agent (to the extent not reimbursed by Pledgor within ten (10) days after demand) from and against such Participant's Commitment Percentage of any and all Losses of any kind or nature whatsoever which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Collateral Agent growing out of, resulting from or in any other way associated with any of the Pledged Collateral, the Operative Agreements and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LOSSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY COLLATERAL AGENT, PROVIDED ONLY THAT NO PARTICIPANT SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY COLLATERAL AGENT FOR THAT PORTION, IF ANY, OF ANY LOSS WHICH IS PROXIMATELY CAUSED BY COLLATERAL AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT RENDERED AGAINST COLLATERAL AGENT. Cumulative of the foregoing, each Participant agrees to reimburse Collateral Agent promptly upon demand for such Participant's Commitment Percentage share of any costs and expenses to be paid to Collateral Agent by Pledgor hereunder to the extent that Collateral Agent is not timely reimbursed by Pledgor as provided in Subsection 7.2.9. As used in this Section the term "Collateral Agent" shall refer not only to the Person designated as such in the introductory paragraph of this Agreement, but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

        11.5 COLLATERAL AGENT'S RIGHTS AS PARTICIPANT AND DEPOSIT TAKER. In its capacity as a Participant, The Bank of Nova Scotia shall have the same rights and obligations as any Participant and may exercise such rights as though it were not Collateral Agent. In its capacity as a Deposit Taker, The Bank of Nova Scotia shall have the same rights and obligations as any Deposit Taker and may exercise such rights as though it were not Collateral Agent. The Bank of Nova Scotia and any of its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Pledgor or its Affiliates, all as if The Bank of Nova Scotia were not designated as Collateral Agent hereunder and without any duty to account therefor to any other Participant.

        11.6 INVESTMENTS. Whenever Collateral Agent in good faith determines that it is uncertain about how to distribute any funds which it has received hereunder, or whenever Collateral Agent in good faith determines that there is any dispute among the Participants about how such funds should be distributed, Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Collateral Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Collateral Agent is otherwise required to invest funds pending distribution, Collateral Agent shall invest such funds pending distribution, all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All




                                      20.

moneys received by Collateral Agent for distribution to Participants shall be held by Collateral Agent pending such distribution solely as Collateral Agent hereunder, and Collateral Agent shall have no equitable title to any portion thereof.

        11.7 BENEFIT OF ARTICLE 11. The provisions of this Article (other than the following Section 11.8) are intended solely for the benefit of Collateral Agent and Participants, and Pledgor shall not be entitled to rely on any such provision or assert any such provision in a claim or defense against Collateral Agent or any Participant. Collateral Agent and Participants may waive or amend such provisions as they desire without any notice to or consent of Pledgor so long as no waiver or amendment imposes additional obligations on Pledgor.

        11.8 RESIGNATION. Collateral Agent may resign at any time by giving written notice thereof to the Participants and Pledgor. Upon any such resignation, the Majority shall have the right to appoint a successor Collateral Agent, subject to Pledgor's consent, such consent not to be unreasonably withheld. A successor must be appointed for any retiring Collateral Agent, and such Collateral Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty (30) days after the date of the retiring Collateral Agent's resignation, no successor Collateral Agent has been appointed and has accepted such appointment, then the retiring Collateral Agent may appoint a successor Collateral Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder, the provisions of this Article 11 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.


                                   ARTICLE 12

                                  MISCELLANEOUS

        12.1 PROVISIONS INCORPORATED FROM OTHER OPERATIVE AGREEMENTS. Reference is made to Annex A to the Participation Agreement and the other Operative Agreements for a statement of the terms thereof. Without limiting the generality of the foregoing, the provisions of Annex A to the Participation Agreement are incorporated into this Agreement for all purposes as if set forth in this Article.

        12.2 CUMULATIVE RIGHTS, ETC. Except as herein expressly provided to the contrary, the rights, powers and remedies of Collateral Agent under this Agreement shall be in addition to all rights, powers and remedies given to it by virtue of any applicable law, any other Operative Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing their respective rights hereunder. Pledgor waives any right to require Collateral Agent to proceed against any Person or to exhaust any Pledged Collateral or to pursue any remedy in Collateral Agent's power.

        12.3 SURVIVAL OF AGREEMENTS. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this




                                      21.

Agreement, the execution and delivery of any other Operative Agreements and the creation of the Obligations and continue until terminated or released as provided herein.

        12.4 OTHER LIABLE PARTY. Neither this Agreement nor the exercise by Collateral Agent or the failure of Collateral Agent to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other agreement evidencing or securing the Obligations to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, or any other event or proceeding affecting any Other Liable Party.

        12.5 TERMINATION. Upon satisfaction in full of all inured Obligations and upon written request for the termination hereof delivered by Pledgor to Collateral Agent, (a) this Agreement and the pledge and security interest created hereby shall terminate and all rights to the material shall revert to Pledgor and (b) Collateral Agent will, upon Pledgor's request and at Pledgor's expense execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and release.

        12.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401), EXCEPT AS TO MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS AND THE EXERCISE OF REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PLEDGED COLLATERAL IS LOCATED.

        12.7 SUBMISSION TO JURISDICTION; VENUE. THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.



                          [The signature pages follow.]




                                      22.

        IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be executed as of the date first written above.



PLEDGOR:                              SYMANTEC CORPORATION



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________



COLLATERAL AGENT:                     THE BANK OF NOVA SCOTIA



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________



ACKNOWLEDGED AND AGREED:


LESSOR:                               THE SYMANTEC 2001 TRUST

                                      By:  WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as trustee


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

PARTICIPANTS:                         SCOTIABANC INC., as a Holder



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      THE BANK OF NOVA SCOTIA, as a Lender



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      FUJI BANK,  LIMITED, as Documentation
                                      Agent and as a Lender



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      FBTC LEASING CORP., as a Holder



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      KEYBANK NATIONAL  ASSOCIATION, as
                                      Syndication Agent, as a Lender, and
                                      as a Holder



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      AIB INTERNATIONAL  FINANCE, as a Lender
                                      and as a Holder



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

PARTICIPANTS (CON'T):                 WELLS FARGO BANK, as a Lender



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      BANK HAPOALIM BM, as a Lender




                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      BNP PARIBAS, as a Lender



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                  ATTACHMENT 1

                      NOTICE OF DELIVERY OF CASH COLLATERAL


To: The Bank of Nova Scotia, Portland Branch
Attn: Karn Hanhart, Senior Accounting Clerk
Fax: 503-222-5502
Telephone: 503-222-4396
From:  Symantec Corporation
Date:______________


                            COLLATERAL FUNDING NOTICE

On ____________________, Symantec Corporation will deposit $_________________as required per the Pledge and Security Agreement dated March 30, 2001, and per the collateral Deposit Agreement dated ____________________.

Please provide indicative rates for Negotiable Certificate of Deposits for $____________ for terms of 30, 60, 90, 180, 270 or 360 days.

Signed:_________________________________________

________________________________________________________________________________


To: Symantec Corporation
Attn: ___________________
Fax: ____________________
Telephone: ______________
From: The Bank of Nova Scotia, Portland Branch - Karn Hanhart
Date: _______________________


                              CD INFORMATION NOTICE

Per your request dated ______________________, for collateral deposits to be deposited on __________________, we provide the following indicative rates:


NEGOTIABLE CERTIFICATES OF DEPOSIT:

        Amount          Term          Indicative Rate         Maturity Date
        -------------------------------------------------------------------


Signed:_______________________________________________
          The Bank of Nova Scotia, Portland Branch

                                  ATTACHMENT 2

                              SUPPLEMENT TO PLEDGE
                             AND SECURITY AGREEMENT

                           [_________________, _____]


The Bank of Nova Scotia
580 California Street, Suite 2100
San Francisco, California 94104
Attention:  Chris Johnson

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, CA 95014
Attn:  Treasury

        1. Reference is made to that Pledge and Security Agreement (the "PLEDGE AGREEMENT") dated as of March 30, 2001 by SYMANTEC CORPORATION, a Delaware corporation (the "PLEDGOR") and THE BANK OF NOVA SCOTIA, acting in its capacity as collateral agent (in such capacity, "COLLATERAL AGENT") for itself and the Participants. Unless otherwise defined herein, all capitalized terms used in this Supplement have the respective meanings given to those terms in the Pledge Agreement.

        2. The undersigned hereby certifies to Collateral Agent and Pledgor that the undersigned has become a party to the Participation Agreement by executing an Assignment and Acceptance as provided therein and that its percentage thereunder is ___________%.

i3. The undersigned, by executing and delivering this Supplement to Collateral Agent and Pledgor, hereby agrees to become a party to the Pledge Agreement and agrees to be bound by all of the terms thereof applicable to Participants. The Deposit Taker for the undersigned shall be ______________________, until such time as another Deposit Taker for the undersigned shall be designated in accordance with Sections 5.3 or 5.4 of the Pledge Agreement. The undersigned certifies to Collateral Agent and Pledgor that such Deposit Taker satisfies the requirements of a Deposit Taker set forth in Section 5.1 of the Pledge Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Supplement as of the day indicated above.



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                  ATTACHMENT 3

                           NOTICE OF SECURITY INTEREST

                           [__________________, _____]


[Name of Deposit Taker]
[Address of Deposit Taker]

____________________________

____________________________


        1. Reference is made to that Pledge and Security Agreement (the "PLEDGE AGREEMENT") dated as of March 30, 2001 by SYMANTEC CORPORATION, a Delaware corporation (the "PLEDGOR") and THE BANK OF NOVA SCOTIA, acting in its capacity as collateral agent (in such capacity, "COLLATERAL AGENT") for itself and the Participants. Unless otherwise defined herein, all capitalized terms used in this Notice of Security Interest ("NOTICE") have the respective meanings given to those terms in the Pledge Agreement.

        2. Pledgor hereby instructs the addressee of this Notice ("DEPOSIT TAKER") to establish Account(s) as provided in this Pledge Agreement at the following Account Office(s):



which Account(s) shall hold Cash Collateral, and to issue certificates of deposit evidencing such Account(s) and the amount of Cash Collateral held therein from time to time, payable to the order of Pledgor as provided in the Pledge Agreement.

        3. Pledgor and Collateral Agent hereby notify Deposit Taker that, pursuant to the Pledge Agreement, Pledgor has granted to Collateral Agent for the ratable benefit of itself and each other Participant as security for the Obligations, a pledge of and security interest in all Accounts and other Pledged Collateral maintained by Pledgor with Deposit Taker, including the Account(s) described in Section 2 above.

        4. In furtherance of such grant, Pledgor and Collateral Agent hereby authorize and direct Deposit Taker to:

           (a) hold all Pledged Collateral for Collateral Agent and the Participants, separate and apart from all other property and funds of Pledgor and all other Persons and to permit no other funds to be deposited or credited to the Account(s);

           (b) make a notation in its books and records of the interest of Collateral Agent and the Participants in the Pledged Collateral and that the Account(s) and all deposits therein or sums credited thereto are subject to a pledge and security interest in favor of Collateral Agent;

           (c) issue and redeem certificates of deposit evidencing the Account(s), as directed by Collateral Agent pursuant to the Pledge Agreement;

           (d) take such other steps as Collateral Agent may reasonably request to record, maintain, validate and perfect its pledge of and security interest in the Pledged Collateral; and

           (e) upon receipt of notice from Collateral Agent that an Event of Default has occurred, transfer and deliver to Collateral Agent or its nominee, together with all necessary endorsements, all or such portion of the Pledged Collateral held by Deposit Taker as Collateral Agent shall direct; provided, however, that in connection therewith the Deposit Taker may require compliance by Collateral Agent with the provisions in Section 5.1 of the Pledge Agreement for redemption of any outstanding certificates of deposit which evidence the Account(s).

        5. Pledgor and Collateral Agent agree that (a) the possession by Deposit Taker of all money, instruments, chattel paper and other property constituting Pledged Collateral shall be deemed to be possession by Deposit Taker for itself and the other Participants, for purposes of perfecting the security interest granted to Collateral Agent under the Pledge Agreement pursuant to Articles 8 and 9 of the UCC, and (b) notifications by Deposit Taker to other Persons holding any such property, and acknowledgments, receipts or confirmations from such Persons delivered to Deposit Taker, shall be deemed notifications to, or acknowledgments, receipts or confirmation from, financial intermediaries, bailees or agents (as applicable) of the Deposit Taker for the benefit of Collateral Agent for the purposes of perfecting such security interests under applicable law.

        6. As contemplated by the Pledge Agreement, please acknowledge Deposit Taker's receipt of, and consent to, this Notice and confirm the representations and agreements set forth in the Deposit Taker's Acknowledgment and Agreement attached hereto by executing the same and returning this letter to Collateral Agent. For your files, a copy of this letter is enclosed which you may retain. The authorizations and directions set forth herein may not be revoked or modified without the written consent of Collateral Agent.



COLLATERAL AGENT                      THE BANK OF NOVA SCOTIA



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

PLEDGOR                               SYMANTEC CORPORATION



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                          ACKNOWLEDGMENT AND AGREEMENT
                                OF DEPOSIT TAKER


        Deposit Taker hereby acknowledges receipt of, and consents to, the above Notice, acknowledges that it will hold the Pledged Collateral for Collateral Agent, agrees to comply with the authorizations and directions set forth above and represents to and agrees with Collateral Agent and Pledgor as follows:

           (a) Deposit Taker is a commercial bank, organized under the laws of the United States of America or a state thereof or under the laws of another country which is doing business in the United States of America. Deposit Taker is authorized to maintain deposit accounts for others through the Account Offices specified in the above notice, and Deposit Taker will not move the accounts described in the above notice to other offices without the prior written authorization of Collateral Agent and Pledgor.

           (b) Deposit Taker has no prior notice of any other pledge, security interest, Lien, adverse claim or interest in the Account(s) to be established.

           (c) Deposit Taker shall promptly notify Collateral Agent and Pledgor if the representations made by Deposit Taker above cease to be true and correct.

           (d) Deposit Taker shall not (i) allow the withdrawal of funds from any Account by any Person other than Collateral Agent or (ii) without in each case first obtaining the prior written authorization of Collateral Agent, setoff or attempt to setoff any Obligations owed to Deposit Taker against any Pledged Collateral held from time to time by Deposit Taker, or (iii) without in each case first obtaining the prior written authorization of both Pledgor and Collateral Agent, setoff or attempt to setoff any obligations owed to Deposit Taker other than Obligations, against any Pledged Collateral held from time to time by Deposit Taker.





                                      __________________________________________

                                      By: ______________________________________
                                      Name: ____________________________________


                                      Dated: ___________________________________

                                  ATTACHMENT 4

                 NOTICE OF PLEDGOR'S REQUIREMENT OF A WITHDRAWAL
                             OF CASH COLLATERAL FROM
                          A DISQUALIFIED DEPOSIT TAKER

                           [__________________, _____]


[Collateral Agent]

or

[Participant]

Re: Pledge and Security Agreement dated as of March 30, 2001 by SYMANTEC CORPORATION, a Delaware corporation (the "PLEDGOR") and THE BANK OF NOVA SCOTIA, acting in its capacity as collateral agent (in such capacity, "COLLATERAL AGENT") for itself and the Participants


Ladies and Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Pledge and Security Agreement referenced above (the "PLEDGE AGREEMENT"). This letter constitutes notice to you, as [Collateral Agent/Participant] under the Pledge Agreement, that pursuant to Section 5.1 of the Pledge Agreement, Pledgor requires [you/Collateral Agent] to withdraw from the following Deposit Account maintained by the following Deposit Taker:


                 Deposit Taker                    Account No.
________________________________________________________________________________

________________________________________________________________________________

Cash Collateral in the following amount:

             ___________________________ Dollars ($_______________)

and to deposit such Cash Collateral with other Deposit Takers who are not Disqualified Deposit Takers no later than ten (10) days after the date upon which you receive this notice.

        To assure you that Pledgor has the right to require such withdrawal, and to induce you to comply with this notice, Pledgor certifies to you that the Deposit Taker specified above has become a Disqualified Deposit Taker because it no longer satisfies the requirements listed in Section 5.1 of the Pledge Agreement. Specifically, such Deposit Taker no longer satisfies the following requirements:

[PLEDGOR MUST INSERT HERE A DESCRIPTION OF WHICH REQUIREMENTS THE DEPOSIT TAKER NO LONGER SATISFIES AND HOW PLEDGOR HAS DETERMINED THAT THE REQUIREMENTS ARE NO LONGER SATISFIED, ALL IN




                                       1.

SUFFICIENT DETAIL TO PERMIT THE PARTICIPANT FOR WHOM SUCH DEPOSIT TAKER HAS BEEN MAINTAINING AN ACCOUNT TO RESPOND IF IT BELIEVES THAT PLEDGOR IS IN ERROR.]

        Please remember that the express terms of the Pledged CDs issued pursuant to the Pledge Agreement require presentment of the Pledged CDs seven
(7) days before Cash Collateral is to be withdrawn from the Deposit Accounts they evidence. Accordingly, [you/Collateral Agent] must present the Pledged CDs to the Deposit Taker specified above seven (7) days prior to the withdrawal of Cash Collateral required by this notice. For your convenience, we have attached a letter as Annex 1 to this notice that [you/Collateral Agent] might execute and send to such Deposit Taker to advise it of [your/Collateral Agent's] intent to withdraw and of [your/Collateral Agent's] presentment of Pledged CDs as required in connection therewith. The attached letter also sets forth the amount Pledgor believes [you/Collateral Agent] must withdraw to comply with Section 5.1 of the Pledge Agreement.

                                      SYMANTEC CORPORATION



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________




                                       2.

                                     ANNEX 1

               TO PLEDGOR'S NOTICE OF REQUIREMENT OF A WITHDRAWAL
                             OF CASH COLLATERAL FROM
                          A DISQUALIFIED DEPOSIT TAKER

                           [________________, ______]


[Name of the Deposit Taker]
[Address of such Deposit Taker]

Re: Pledge and Security Agreement dated as of March 30, 2001 by SYMANTEC CORPORATION, a Delaware corporation (the "PLEDGOR") and THE BANK OF NOVA SCOTIA, acting in its capacity as collateral agent (in such capacity, "COLLATERAL AGENT"), for itself and the Participants


Ladies and Gentlemen:

        Capitalized terms used in this letter are intended to have the meanings assigned to them in the Pledge Agreement referenced above (the "PLEDGE AGREEMENT"). This letter constitutes notice from the undersigned, as Collateral Agent under the Pledge Agreement, that pursuant to Section 6.1 of the Pledge Agreement, Pledgor has advised Collateral Agent that you are a Disqualified Deposit Taker, and Pledgor requires Collateral Agent to withdraw from the Deposit Account maintained by you, as a Deposit Taker under the Pledge Agreement, the sum of:

                 ______________________ Dollars ($____________)

no later than the following date:

                             _______________, _____

        Accordingly, on such date, the undersigned intends to withdraw such amount from the Deposit Account maintained by you as Deposit Taker (Account No. ____), and with this letter the undersigned shall be deemed to have presented Pledged CDs which you now hold as required in connection with such withdrawal.



                                      [COLLATERAL AGENT]



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                  ATTACHMENT 5

                                NOTICE OF DEPOSIT

                                     [DATE]


The Bank of Nova Scotia
580 California Street, Suite 2100,
San Francisco, CA,
Attn: Chris Johnson, Managing Director
Fax: (415) 397-0791

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attn:  Corporate Trust Administration
Fax: (860) 244-1897

        1.     Reference is made to:

               (a) The Participation Agreement dated as of March 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement") among Symantec Corporation ("Lessee" and "Construction Agent"), Scotiabanc Inc. ("Lessor"), the Lessors and Lenders which are from time to time lenders under such Participation Agreement (collectively, the "Participants"), and The Bank of Nova Scotia, acting in its capacity as agent for the Lenders (in such capacity, "Agent"); and

               (b) The Pledge and Security Agreement dated as of March 30, 2001 (the "Pledge Agreement") between Lessee and Agent.

        Unless otherwise defined herein, all capitalized terms used in this Notice of Deposit have the respective meanings given to those terms in Annex A to the Participation Agreement and in the Pledge Agreement.

        2. Pursuant to Section 3.1(b) of the Pledge Agreement, Lessee hereby notifies the Agent and Depositary Bank that Lessee intends to deposit Qualified Securities with a Value of $______ on ____________, 200_, as more particularly described on Exhibit A attached hereto, and requests that such deposit be held in a Securities Account as Pledged Collateral.



                                      SYMANTEC CORPORATION



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________




                                       1.

                                    EXHIBIT A

                              TO NOTICE OF DEPOSIT

                                 INITIAL ACCOUNT











                                       2.

                                  ATTACHMENT 6

                                CONTROL AGREEMENT

                                 MARCH 30, 2001


        The Bank of Nova Scotia, with an office at 580 California Street, Suite 2100, San Francisco, CA, Facsimile: (415) 397-0791, Attention: Chris Johnson, Managing Director, as collateral agent for the Lenders ("COLLATERAL AGENT");

        Symantec Corporation, a Delaware corporation having its principal place of business at 20330 Steven Creek Blvd., Cupertino, CA 95014, Facsimile: (408) 517-8118, Attention: Treasury ("PLEDGOR"); and

        State Street Bank and Trust Company, a Massachusetts trust company having its Corporate Trust office at 225 Asylum Street, Hartford, CT 06103,
Facsimile: (860) 244-1897, Attention: Corporate Trust Administration (Symantec 2001 Control Agreement) ("BANK") hereby agree as follows:


                                    RECITALS:

        A. Bank has established its securities account number 127215-010 in the name of Pledgor (the "ACCOUNT").

        B. Pledgor and Collateral Agent have entered into a Pledge and Security Agreement (the "PLEDGE AGREEMENT"), in which Pledgor has granted Collateral Agent, on behalf of the Participants, a security interest in the Account and the Financial Assets held in the Account.

        C. Collateral Agent, Pledgor and Bank are entering into this Agreement to provide for the control of the Account and to perfect the security interest of Collateral Agent in the Account and all of the Financial Assets held in the Account as more fully described in the Pledge Agreement.

        D. Pledgor and Collateral Agent are parties to that certain Participation Agreement dated as of March 30, 2001 among Pledgor, Construction Agent, Lessor, the financial institutions which are from time to time participants under such Participation Agreement (collectively, with their investment affiliates, "PARTICIPANTS"), Wilmington Trust Company and Collateral Agent, as Agent for the Lenders named therein.

        E. Unless otherwise defined herein, all capitalized terms used in this Agreement have the respective meanings given to those terms in Annex A to the Participation Agreement and the Pledge Agreement.


                                      TERMS

        SECTION 1. THE ACCOUNT. Bank hereby represents and warrants to Collateral Agent and Pledgor that (a) the Account is a securities account for which the Bank is the securities intermediary, and the Account has been established in the name of Pledgor as recited above, (b)




                                       1.

at all times property credited to the Account shall constitute certificated securities held by the Bank or Security Entitlements in the name of the Bank with other financial intermediaries or with a Federal Reserve Bank, (c) EXHIBIT A attached hereto is a complete and accurate statement of the Account and the Financial Assets held therein and any free credit balance thereunder as of the date hereof, (d) EXHIBIT A does not reflect any Financial Assets which are registered in the name of Pledgor, payable to its order, or specially endorsed to it, which have not been endorsed to Bank or in blank, (e) this Agreement, the security entitlements arising out of the Financial Assets carried in the Account are valid and legally binding obligations of Bank, (f) the Bank's jurisdiction, for purposes of perfection and priority of the Liens granted to Collateral Agent pursuant to this Agreement and the Pledge Agreement, is the State of New York, and (g) except for the claims and interest of Collateral Agent and of Pledgor in the Account, Bank does not know of any claim to or interest in the Account or in any financial asset carried therein. Bank, Pledgor and Collateral Agent agree that all property held by Bank in the Account will be treated as financial assets under Article 8 of the Uniform Commercial Code of the State of New York.

        SECTION 2. INTENTIONALLY OMITTED.

        SECTION 3. PRIORITY OF LIEN. Pledgor hereby grants to Collateral Agent, for the benefit of Participants, a security interest in the Account and all Financial Assets held therein. Bank consents to the security interest. Bank hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Pledgor therein, either directly executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account or by allowing it to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate or grant any security or similar interest in any securities carried in the Account. Bank hereby waives and releases all liens, encumbrances, claims and rights of setoff Bank may have against the Account or any Financial Asset held in the Account or any credit balance in the Account and agrees that hereafter, except in respect and to the extent of payment of its customary fees and commissions, it will not assert any such lien, encumbrance, claim or right or the priority thereof against the Account or any Financial Asset held in the Account or any credit balance in the Account. Bank will not agree with any third party that Bank will comply with entitlement orders concerning the Account and any Financial Assets held therein originated by such third party without the prior written consent of Collateral Agent and Pledgor.

        SECTION 4. CONTROL. Bank will comply with entitlement orders originated by Collateral Agent at any time concerning the Account and all Financial Assets held therein without further consent by Pledgor. So long as no Notice of Exclusive Control has been received by Bank and not been rescinded, subject to
Section 3 above, Bank shall make trades of financial assets held in the Account at the instruction of Pledgor, or its authorized representatives, and comply with requests for withdrawals from, and entitlement orders concerning, the Account and the Financial Assets held therein from Pledgor, or its authorized representatives, to which Collateral Agent has consented in writing pursuant to
Section 6.2 of the Pledge Agreement or otherwise. After Bank receives the Notice of Exclusive Control, it will immediately cease complying with instructions or entitlement orders concerning the Account originated by Pledgor or its representatives. For purposes of this Agreement, a "Notice of Exclusive Control" shall mean a written notice provided to Bank by Collateral Agent which




                                       2.

states that Collateral Agent is thereby exercising exclusive control over the Account and the Financial Assets held therein until such notice is rescinded.

        SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. Bank will send copies of all statements (which statements shall be sent no less frequently than once per calendar month), confirmations and other correspondence concerning the Account simultaneously to each of Pledgor and Collateral Agent at the addresses set forth in the heading of this Agreement. Further, if any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Bank will promptly notify Collateral Agent and Pledgor thereof.

        SECTION 6. RESPONSIBILITY OF BANK. Except for (i) advancing margin or other credit to Pledgor in violation of Section 3 above or (ii) complying with entitlement orders from Pledgor or permitting withdrawals by Pledgor, in either case in violation of Section 4 above, Bank shall have no responsibility or liability to Collateral Agent for making trades of Financial Assets held in the Account at the instruction of Pledgor, or its authorized representatives, or complying with entitlement orders concerning the Account from Pledgor, or its authorized representatives, which are received by Bank before Bank receives a Notice of Exclusive Control or after Bank receives a notice of rescission of such Notice of Exclusive Control. Bank shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account or Financial Assets held therein originated by Collateral Agent during such time after a Notice of Exclusive Control has been received and not rescinded. Bank shall have no duty to investigate or make any determination as to whether an Event of Default exists and shall comply with a Notice of Exclusive Control even if it believes that an Event of Default does not exist. Neither this Agreement nor the Pledge Agreement imposes or creates any obligation or duty of Bank other than those expressly set forth herein.

        SECTION 7. TAX REPORTING. For Tax reporting purposes, all income shall be allocated to Pledgor.

        SECTION 8. REPRESENTATIONS AND WARRANTIES. Bank represents and warrants to Pledgor, Collateral Agent and the Participants as follows:

               (i) Bank is a trust company, organized under the laws of the Commonwealth of Massachusetts and has the power to open and maintain Accounts.

               (ii) Bank or its parent bank has a combined capital, surplus and undivided profits of at least $500,000,000.

               (iii) Bank or its parent bank has a debt rating of "A" (or its equivalent) or better from Standard & Poors Ratings Group and/or a debt rating of "A" (or its equivalent) or better from Moody's Investors Service.

        SECTION 9. COVENANTS. Bank hereby agrees as follows:

               (i) Bank shall notify Pledgor and Collateral Agent if the representations and warranties made by Bank in Section 9 hereof cease to be true and correct.




                                       3.

               (ii) Bank shall hold all Financial Assets in the Account for Collateral Agent and as Collateral Agent's bailee and subject to Collateral Agent's Control.

               (iii) Bank shall make a notation in its books and records of Collateral Agent's and Pledgor's interest in the Financial Assets held by Bank.

               (iv) The Account will be governed by the law of the State of New York and Bank shall not change such governing law without Collateral Agent's express written agreement.

        SECTION 10. TERMINATION. The rights and powers granted herein to Collateral Agent have been granted in order to perfect its security interest in the Account and the Financial Assets held therein, are powers coupled with an interest and will neither be affected by the bankruptcy of Pledgor nor by the lapse of time. The obligations of Bank under Sections 3, 4 and 5 above shall continue in effect until the security interest of Collateral Agent in the Account and the Financial Assets held therein has been terminated pursuant to the terms of the Pledge Agreement and Collateral Agent has notified Bank of such termination in writing. Collateral Agent agrees to notify Bank of such termination promptly following such termination. Upon receipt of such notice the obligations of Bank under Sections 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Collateral Agent shall have no further right to originate entitlement orders concerning the Account and the Financial Assets held therein and Bank may take such steps as Pledgor may request to vest full ownership and control of the Account and the Financial Assets in Pledgor, including, but not limited to, transferring all of the Financial Assets and credit balances in the Account to another securities account in the name of Pledgor or its designee. Notwithstanding the foregoing, this Agreement may be terminated by the Bank upon sixty (60) days' prior written notice to the Pledgor and the Collateral Agent. Prior to the end of the sixty day notice period, the Bank shall deliver all Financial Assets held in the Account to any successor securities intermediary that the Pledgor and the Collateral Agent jointly may designate in writing, or, in the absence of such writing, shall deliver the Financial Assets held in the Account to the Collateral Agent, or redeem the Financial Assets and deliver the proceeds to the Collateral Agent, as secured party under the Pledge Agreement, whichever the Collateral Agent may direct.

        SECTION 11. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

        SECTION 12. AMENDMENTS. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

        SECTION 13. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or




                                       4.

unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

        SECTION 14. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

        SECTION 15. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

        SECTION 16. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person or by a nationally recognized overnight courier service, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or when sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties' name at the heading of this Agreement. Any such notice shall be effective upon receipt or refusal. Any party may change its address for notices in the manner set forth above.

        SECTION 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

        SECTION 18. CHOICE OF LAW. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State of New York. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of New York which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of New York.

        SECTION 19. AUTHORIZED OFFICERS OF THE COLLATERAL AGENT. For the purposes of this Agreement, the following persons, among others, are officers of the Collateral Agent, any one of whom individually is authorized to deliver notices, orders and instructions, and to take other actions, on behalf of the Collateral Agent hereunder: Chris Johnson, a Managing Director of The Bank of Nova Scotia as of the date hereof, and Ed Kofman, a Director of The Bank of Nova Scotia as of the date hereof. The Collateral Agent may designate other Persons from time to time authorized to act on its behalf hereunder by written notice to the Bank.

        SECTION 20. BANK NOT LIABLE FOR INVESTMENT PERFORMANCE. The parties acknowledge that the securities carried in the Account will fluctuate in value over time and agree that the Bank shall not be liable for the investment performance of such securities now or in the future or any decline in the value of the securities as a result of market fluctuations. The parties further acknowledge that the Bank is not acting in the capacity of investment advisor to any of them but is solely acting in the capacity of securities intermediary.



                            [signature page follows]




                                       5.

        IN WITNESS WHEREOF, Pledgor, Collateral Agent and Bank have caused this Control Agreement to be executed as of the day and year first above written.


                                      THE BANK OF NOVA SCOTIA



                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________


                                      SYMANTEC CORPORATION



                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________


                                      STATE STREET BANK AND TRUST
                                      COMPANY



                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________




                                       6.

                                    EXHIBIT A

                              TO CONTROL AGREEMENT

                                 INITIAL ACCOUNT








                                       7.

                                  ATTACHMENT 7

                          CERTIFICATE OF ACCOUNT VALUE

                                     [DATE]

        Reference is hereby made to that certain Pledge and Security Agreement dated as of March 30, 2001 (the "AGREEMENT") between Symantec Corporation ("Pledgor") and The Bank of Nova Scotia ("Collateral Agent"). Pursuant to
Section 3.1(a) of the Agreement, the Pledgor hereby certifies to the Collateral Agent, the Lessor and the Participants (as defined in Annex A to the Participation Agreement referred to in the Agreement) as follows:

-------------------------------------------------------------------------------------------------
      Month Ended           Value of Qualified    Aggregate Outstanding     Required Value* of
                                Securities               Advances          Qualified Securities
-------------------------------------------------------------------------------------------------
   ________________          $______________          $______________         $______________

-------------------------------------------------------------------------------------------------

*Required Value = 102% of the Aggregate Outstanding Advances.

        Pledgor represents and warrants to Collateral Agent, Lessor and Participants that the information set forth herein is true and correct.



                                      Symantec Corporation



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________






                                       8.